CODE OF ETHICS

               AS REQUIRED BY THE INVESTMENT ADVISERS ACT OF 1940

                                 JUNE 15, 2011

               CITIGROUP FIRST INVESTMENT MANAGEMENT AMERICAS LLC




                                                                  Issued 6/15/11

TABLE OF CONTENTS

I. GENERAL PRINCIPLES .....................................................1

II. STANDARDS OF BUSINESS CONDUCT .........................................2
1.         Compliance with Laws and Regulations ...........................2
2.         Conflicts of Interest ..........................................2
3.         Insider Trading ................................................4
4.         Gifts and Entertainment. .......................................4
5.         Political and Charitable Contributions. ........................6
6.         Confidentiality. ...............................................6
7.         Service on a Public Company Board of Directors. ................6
8.         Other Outside Activities. ......................................6
9.         Marketing and Promotional Activities. ..........................6

III. ACCESS PERSON REPORTS ................................................7
1.         Holdings Reports. ..............................................7
2.         Duplicate Confirmations ........................................7

IV. ADMINISTRATION AND ENFORCEMENT OF THE CODE ............................8
1.         Annual Certification of Code of Ethics Compliance. .............8
2.         Training and Education .........................................8
3.         Annual Review ..................................................8
4.         Records. .......................................................8
5.         Reporting Violations ...........................................8
6.         Contacts for Further Information Regarding the Code. ...........8
7.         Delegation. ....................................................8

EXHIBIT A - HOLDINGS REPORT
EXHIBIT B - CODE OF ETHICS CERTIFICATION

ANNEX I - CHIEF COMPLIANCE OFFICER INFORMATION
APPENDIX 1 - PERSONAL INVESTMENTS POLICY



                                                                  Issued 6/15/11

I. GENERAL PRINCIPLES

         Citigroup First Investment Management Americas LLC (the "Adviser") has an overarching fiduciary duty to its clients and it is the obligation of the Adviser's personnel to uphold that fundamental duty.

         The Adviser does not expect its personnel to be its own employees. The Adviser is an affiliate of Citigroup and expects that Adviser activities that would typically be performed by employees will be performed by employees of other Citigroup affiliates. Such employees of other Citigroup affiliates are "Supervised Persons" of the Adviser. "Supervised Person" also includes any director, officer, partner or member of the Adviser (or other persons occupying a similar status or performing similar functions); employees of the Adviser (if any); and any other person who provides advice on behalf of the Adviser and is subject to the Adviser's supervision and control. For the avoidance of doubt, depending on the circumstances, any of the following who provide services to the Adviser generally provided by the Adviser's employees may be a Supervised
Person: temporary workers; consultants; independent contractors; or particular persons designated as such by the Adviser's Chief Compliance Officer identified on Annex I. All Access Persons (as defined below) are Supervised Persons. For convenience, the term employee and variations thereof, such as employment, may be used in this Code of Ethics. Such term includes all Supervised Persons and their employment with affiliates of the Adviser, as the context requires.

         The Adviser believes the following principles ("General Principles") are a significant component of maintaining an ethical culture at the Adviser:

         o Supervised Persons of the Adviser must at all times place the interests of clients first and should not take inappropriate advantage of their positions.

         o All personal securities transactions should be conducted in such a manner as to be consistent with this Code of Ethics, the Adviser's Personal Investments Policy attached as Appendix 1, the Citi Code of Conduct. the Citi Insider Trading Policy, Citigroup ICG Employee Trading Policy and all other policies of the Adviser and its affiliates applicable to Adviser personnel and to avoid any actual or potential conflict of interest or any abuse of a Supervised Person's position of trust and responsibility.

         o Information concerning the identity of security holdings and financial circumstances of clients is confidential.

         o Our independence in the investment decision-making process is paramount.

         The General Principles discussed in this Section govern all aspects of the Adviser's business conduct, whether or not the conduct also is covered by more specific standards and procedures set forth below. This Code of Ethics, required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), applies to all Supervised Persons of the Adviser. The Adviser's Compliance Manual also addresses a number of the topics that are addressed in this Code of Ethics. In addition, a number of policies have been adopted that apply to all Citigroup employees or particular groups of employees. Supervised Persons are responsible for compliance with all Citigroup policies applicable to them. All such separately maintained policies and procedures are maintained in the files of Compliance and are available on the Adviser's intranet site.

         Failure to comply with this (or any applicable, separately maintained policies and procedures) is a serious matter and could result in disciplinary action, including termination of employment by the Adviser or its affiliates and/or sanctions by respective regulatory authorities.

         For additional information about this Code of Ethics or any other ethics-related matters, please contact the individual identified in Annex I.

II. STANDARDS OF BUSINESS CONDUCT

         Rule 204A-1 under the Advisers Act requires investment advisers to adopt standards of business conduct to be upheld by each Supervised Person.
These standards of business conduct and the General Principles outlined above reflect the principles underlying each Supervised Person's fiduciary obligation to the Adviser's clients.

         1. COMPLIANCE WITH LAWS AND REGULATIONS.

         Supervised Persons must comply with applicable Securities Regulatory Laws and Regulations. Supervised Persons are not permitted to engage or be involved in any activity which constitutes market misconduct, including:

         (i) market manipulation (including without limitation circulation of sensational rumors that might reasonably be expected to affect market conditions);

         (ii)     front running;

        (iii)     dissemination of information about illegal transactions;

         (iv) disclosure of false or misleading information for the purpose of inducing transactions;

         (v) fraudulent or deceptive devices or practice in securities transactions; or

         (vi)     insider trading.

         2. CONFLICTS OF INTEREST.

         As a fiduciary, the Adviser has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of its clients. Compliance with this duty will be best achieved by trying to avoid conflicts of interest and, if unavoidable, by fully disclosing to the Chief Compliance Officer all material facts concerning any conflict that does arise with respect to any client and, as appropriate, following policies and procedures designed to limit the impact of the conflict on any affected client. In addition, certain transactions involving conflicts are subject to strict conditions or prohibited under the Advisers Act and/or the Investment Company Act, as set forth in the Adviser's and Registered Funds' Compliance Manuals. The Adviser discloses its material conflicts of interest in its Form ADV or in other materials delivered to a prospective client or a client before or at the time it enters into an investment management agreement with the client.

         Individuals subject to this Code of Ethics are strongly encouraged to avoid situations that have even the appearance of conflict or impropriety.

         o Conflicts Among Client Interests. Conflicts of interest may arise where the Adviser or its Supervised Persons have reason to favor the interests of one client over another client (e.g., larger accounts over smaller accounts, accounts compensated by performance fees over accounts not so compensated, accounts in which Supervised Persons have made material personal investments, accounts of close friends or relatives of Supervised Persons). Inappropriate favoritism by a Supervised Person of one client over another client that would constitute a breach of fiduciary duty is prohibited.

         o Competing with Client Trades. Supervised Persons are prohibited from using knowledge about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities. Conflicts raised by personal securities transactions also are addressed the Adviser's Personal Investments Policy and other policies of the Adviser or its affiliates applicable to Adviser personnel.

         o Disclosure of Personal Interest. Supervised Persons are prohibited from recommending, implementing or considering any securities transaction for a client without having disclosed any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to the Chief Compliance Officer, or his designee. If such designated person deems the disclosed interest to present a material conflict, the designated person may limit or prohibit the Supervised Person's participation in any decision-making process regarding the securities of that issuer.

         o Referrals/Brokerage. Supervised Persons must act in the best interests of the clients regarding execution and other costs paid by clients for brokerage services. In doing so, Supervised Persons must adhere to the Adviser's Compliance Manual, as applicable.

         o Counterparties, Vendors and Suppliers. Supervised Persons must disclose to the Chief Compliance Officer, or his designee, any personal investments or other interests in counterparties, vendors or suppliers with respect to which the person negotiates or makes decisions or recommendations on behalf of the Adviser. If such designated person deems the disclosed interest to present a material conflict, the designated person may limit or prohibit the Supervised Person's participation in negotiating or making decisions or recommendations regarding the Adviser's business with those companies.

         o No Transactions with Clients. Supervised Persons are not permitted to knowingly sell to or purchase from a client any security or other property, except securities issued by the client.

         3.         INSIDER TRADING.

         Pursuant to Section 204A of the Advisers Act, all Supervised Persons are prohibited from trading either personally or on behalf of others for any Covered Account, as defined in the Adviser's Personal Investments Policy, any client account or any other account, while in possession of material, nonpublic information. Supervised Persons are also prohibited from communicating material, nonpublic information to others in violation of the law. See also the Adviser's Personal Investments Policy, the Citigroup ICG Employee Trading Policy and
Citigroup  Policy  on  Confidential  Information  and  Chinese  Walls.

         Supervised Persons must give notice to the Chief Compliance Officer of brokerage accounts, maintain brokerage accounts using Citi in-house accounts, pre-clear certain personal securities trades and obtain pre-approval from their Supervisor for certain personal securities trades, all as described in the Adviser's Personal Investments Policy. See also Section III below.

         4.         GIFTS AND ENTERTAINMENT.

         A conflict of interest occurs when the personal interests of a Supervised Person interferes or could potentially interfere with such Supervised Person's responsibilities to the Adviser and its clients. Supervised Persons should not accept inappropriate gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, they should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the Adviser or a Supervised Person.

         o Gifts. No Supervised Person may accept any gift, service or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Adviser. No Supervised Person may give or offer any gift of more than de minimis value to existing clients, prospective clients or any entity that does business with or on behalf of the Adviser without pre-approval by the Chief Compliance Officer or his designee. The Chief Compliance Officer or his designee shall maintain a gift log identifying all requests and information as to approvals.

                  Gifts received that exceed the gift limit must be reported to the Supervised Person's Supervisor and Compliance, and returned or donated to a charitable organization. Donations are to be made in the name of the Adviser and the Supervised Person may not use the donation as a tax deduction. For the purposes of this policy, any gift in excess of a value of $100 per year will be deemed to be more than de minimis value. If for diplomatic reasons, it would be inappropriate not to accept a more valuable gift, the Supervised Person should discuss with Compliance the disposition of the gift.

         o Cash. No Supervised Person may give or accept cash gifts or cash equivalents to or from a client, prospective client or any entity that does business with or on behalf of the adviser.

         o Entertainment. Participation in entertainment events serves a useful business purpose to permit discussion of business, business needs and to strengthen the business relationship. However, no Supervised Person may provide or accept extravagant or excessive entertainment to or from a client, prospective client or any person or entity that does or seeks to do business with or on behalf of the Adviser. Supervised Persons may provide or accept a business entertainment event, such as dinner or a sporting event of reasonable value, if the person providing the entertainment is present. For purposes of this policy no Supervised Person may accept a meal with a value in excess of $150, or any entertainment with a value in excess of $250 per person without prior approval of his Supervisor. Tickets to a sporting event, unaccompanied by the provider, are considered to be a gift, not entertainment and thus subject to the de minimis value standard as defined above.

         o Special Events. A special event is a form of entertainment, at a special location, where the sponsor will pay for the attendees' airfare and/or lodging. The purpose for attending a special event would be to strengthen a client relationship or gain further industry knowledge that will benefit current Adviser business. When such an event occurs, Supervised Persons must seek the approval of Compliance and their Supervisor in advance of attending. Generally, the Adviser's policies will not permit the sponsor to pay for airfare in connection with the event.

         o Solicited Gifts. The Adviser's Supervised Persons are prohibited from soliciting (for themselves or the Adviser) gifts or anything of value. This prohibition extends to a Supervised Person using his or her position with the Adviser to obtain anything of value from a client, supplier, person to whom the Supervised Person refers business or any other entity with which the firm does business.

         o Referrals. Supervised Persons may not make referrals to clients (e.g., of accountants, attorneys or the like) if the Supervised Person expects to benefit in any way.

         o Government Officials. Laws or rules in various jurisdictions prohibit or strictly limit gifts or entertainment extended to public officials, and the Adviser and Supervised Persons must comply with all such laws and rules. For detailed information on such limitations, contact Compliance. In addition, see
                  Section 5 below for restrictions on political and charitable contributions, including requirements under Rule 206(4)-5 under the Advisers Act.

As indicated in Section I above, Supervised Persons may be subject to other gift policies established by other Citi-affiliated businesses. In the event of a conflict, the more restrictive policy applies. Any questions may be directed to the Chief Compliance Officer.

         5.         POLITICAL AND CHARITABLE CONTRIBUTIONS.

         Supervised Persons are prohibited from making political contributions that could be perceived as intended to influence obtaining or retaining contracts with government entities. In addition, Supervised Persons are prohibited from considering the Adviser's current or anticipated business relationships as a factor in soliciting political or charitable donations. Supervised Persons must preclear with Compliance any political contribution except contributions of a legal amount to a candidate for U.S. President or U.S. Congress who at the time does not hold a state or local office (unless pre-clearance is required by the Adviser's Political Contributions (Pay-to-Play) Procedures (the "Pay-to-Play Policies")).

         Supervised Persons are subject to various Citigroup policies in connection with contributions and related policies, including without limitation the Adviser's Pay-to-Play Policies and the Citi Procedure on Activities Involving U.S. Public Officials. In the event of a conflict, the more restrictive policy applies. Any questions may be directed to the Chief Compliance Officer.

         6.         CONFIDENTIALITY.

         Subject to the Compliance Manual, Citigroup's Confidential and Material Non-Public Information Policy and Citigroup's Global Wall Crossing Policy
Procedures, Supervised Persons must keep all information about clients (including former clients) in strict confidence, including the client's identity (unless the client consents), the client's financial circumstances, the client's security holdings and advice furnished to the client by the Adviser.

         7.         SERVICE ON A PUBLIC COMPANY BOARD OF DIRECTORS.

         The Adviser normally does not permit Supervised Persons to be directors of publicly traded companies, except as a representative of Citigroup and with the approval of the Global Fiduciary Head and the Chief Compliance Officer in accordance with applicable Fiduciary Policies.

         8.         OTHER OUTSIDE ACTIVITIES.

         The Adviser discourages Supervised Persons from engaging in outside business or investment activities that may interfere with their duties with the Adviser. Any outside business affiliations, including directorships of private companies, consulting engagements or public/charitable positions, are prohibited without the prior written approval of the Chief Compliance Officer or his designee. Regardless of whether an activity is specifically addressed in these policies, Supervised Persons should disclose to the Chief Compliance Officer or his designee any personal interest that might present a conflict of interest or harm the reputation of the Adviser. See also Citigroup's Policy for Outside Activities and Compliance Manual.

         9.         MARKETING AND PROMOTIONAL ACTIVITIES.

         All oral and written statements, including those made to clients, prospective clients, their representatives or the media, must be professional, accurate, balanced and not misleading in any way and in compliance with applicable laws, rules, regulations and regulatory guidance. See also Compliance Manual.

III. ACCESS PERSON REPORTS

         All Supervised Persons are subject to the Adviser's Personal Investments Policy with regard to any personal trading in any Covered Account. In addition, all Access Persons (as defined below and determined and notified by the Chief Compliance Officer) must submit to the Chief Compliance Officer Holdings Reports and Transaction Reports including the information and in accordance with the timing described below. The Chief Compliance Officer has designated the Information Barrier Surveillance Group ("IBSG") to receive these reports.

"Access Person" means any Supervised Person who has access to nonpublic information regarding any clients' purchase or sale of securities, or non-public information regarding the portfolio holdings of any Reportable Fund, as defined below, and any Supervised Person who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic, including portfolio managers, analysts and traders. All directors, officers and partners of the Adviser are presumed to be Access Persons. "Reportable Fund" means any registered investment company for which the Adviser serve as an investment adviser or whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser.

         1.         HOLDINGS REPORTS.

         Access Persons must submit to the IBSG a report of all holdings in all "securities", as defined in the Personal Investments Policy ("Reportable Securities"), within 10 days of becoming an Access Person and thereafter on an annual basis ("Holdings Report"). The Holdings Report must include: (i) the title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each Reportable Security in which the Access Person has any direct or indirect beneficial ownership; (ii) the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit; and (iii) the date the report is submitted. Please use Exhibit A for filing your Holdings Report.

         The information supplied must be current as of a date no more than 45 days before the annual report is submitted. For new Access Persons, the information must be current as of a date no more than 45 days before the person became an Access Person.

         2.         DUPLICATE CONFIRMATIONS

         The Adviser's Personal Investments Policy requires that each Supervised Person promptly report any Covered Account to the IBSG, which will arrange for the brokerage firm to provide duplicate confirmations to the Adviser for any transaction in Reportable Securities in such account. Such duplicate brokerage confirmations or statements and compliance with the Personal Investments Policy will exempt such Access Person from completing and submitting quarterly Transaction Reports.

IV. ADMINISTRATION AND ENFORCEMENT OF THE CODE

         1.         ANNUAL CERTIFICATION OF CODE OF ETHICS COMPLIANCE.

         All Supervised Persons are required to certify in writing substantially in the form attached as Exhibit B that they have: (a) received a copy of this Code of Ethics; (b) read and understand all provisions of this Code of Ethics; and (c) agreed to comply with the terms of this Code of Ethics. The Chief Compliance Officer will notify Supervised Persons of any amendments to this Code of Ethics. All Supervised Persons must annually renew their certifications. The Code of Ethics certification may be combined with the Compliance Manual certification and / or any other certification applicable to a Supervised Person.

         2.         TRAINING AND EDUCATION.

         The Chief Compliance Officer (or his or her delegate) is responsible for training and educating Supervised Persons regarding this Code of Ethics. Such training will occur periodically, and Supervised Persons directed to attend a particular session are required to attend that session and/or read any applicable materials. Reasonable scheduling accommodations will be made for travel and other appropriate grounds in the discretion of the Chief Compliance Officer.

         3.         ANNUAL REVIEW.

         The Chief Compliance Officer will review at least annually the adequacy of this Code of Ethics and the effectiveness of its implementation. Such review will include a report to the Adviser's senior management.

         4.         RECORDS.

         Records regarding this Code of Ethics will be kept in accordance with Rules 204-2(a)(12) and (13) and the Recordkeeping Procedures section of the Compliance Manual.

         5.         REPORTING VIOLATIONS.

         All Supervised Persons must report violations of this Code of Ethics promptly to the Chief Compliance Officer. Such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of this Code of Ethics.

         6.         CONTACTS FOR FURTHER INFORMATION REGARDING THE CODE.

         For additional information about this Code of Ethics or any other ethics-related questions, please contact the Chief Compliance Officer identified on Annex I.

         7.         DELEGATION.

         The Chief Compliance Officer may designate other appropriate persons to implement the policies and procedures in, and carry out the activities assigned to the Chief Compliance Officer in, this Code of Ethics to the same extent as he or she can designate such persons under the Compliance Manual.

                                   EXHIBIT A


               CITIGROUP FIRST INVESTMENT MANAGEMENT AMERICAS LLC
                                HOLDINGS REPORT
 THIS REPORT MUST BE SUBMITTED BY EACH ACCESS PERSON WITHIN 10 DAYS OF BECOMING
         AN ACCESS PERSON AND ANNUALLY THEREAFTER. SUBMIT FORMS TO IBSG

I.         EMPLOYEE INFORMATION (PLEASE PRINT)

--------------------------------------------------------------------------------
Employee Name:
--------------------------------------------------------------------------------
Business Unit:
--------------------------------------------------------------------------------
Phone Number:
--------------------------------------------------------------------------------

II.         INFORMATION ON REPORTABLE SECURITIES(1)

List all Reportable Securities in which you have a direct or indirect beneficial ownership. Provide all information requested for each Reportable Security. Use additional pages as needed.

--------------------------------------------------------------------------------
          TITLE AND                  NUMBER OF SHARES
          EXCHANGE                   AND PRINCIPAL       BROKER, DEALER
          TICKER SYMBOL   TYPE OF    AMOUNT (IF          OR BANK IN WHICH
#         OR CUSIP        SECURITY   APPLICABLE)         SECURITY IS HELD
--------------------------------------------------------------------------------
1
--------------------------------------------------------------------------------
2
--------------------------------------------------------------------------------
3
--------------------------------------------------------------------------------
4
--------------------------------------------------------------------------------
5
--------------------------------------------------------------------------------
6
--------------------------------------------------------------------------------
7
--------------------------------------------------------------------------------
8
--------------------------------------------------------------------------------
9
--------------------------------------------------------------------------------
10
--------------------------------------------------------------------------------


Signature:____________________________________        Date:


________________________________________
(1) "Reportable securities" include stocks, bonds, mutual funds, sovereign debt, debentures, commodity contracts, futures and all other derivative instruments, such as options (including options on indices), warrants regardless of whether they are privately or publicly traded; however, do not report U.S. government and agency securities (or related derivatives), interests in 529 plans, short-term money market instruments, certificates of deposit, futures on broad based stock indices, as well as trust securities that replicate broad-based stock indices (ETFs that are organized as mutual funds).

                                   EXHIBIT B


               CITIGROUP FIRST INVESTMENT MANAGEMENT AMERICAS LLC
                          CODE OF ETHICS CERTIFICATION

I hereby certify that:

I have received a current copy of the Citigroup First Investment Management Americas LLC Code of Ethics as of ________, 2011 and I agree to comply with this Code.

[For annual reports:] I have complied with the Code during the past year and have made all required reports.

___________________
Name (Please Print)

Date:

                                    ANNEX I

                      CHIEF COMPLIANCE OFFICER INFORMATION

         Effective April 13, 2011, the Adviser's Chief Compliance Officer is.

         Michael A. Koplowitz

         The address, telephone number, fax and e-mail address of the Chief Compliance Officer appear below:

                  Citi First Investment Management Americas LLC
                  390 Greenwich Street
                  3rd Floor
                  NY, NY 10013
                  Tel (212) 723-9457
                  Fax (866) 285-5126
                  Michael.koplowitz@citi.com

                                   APPENDIX 1

               CITIGROUP FIRST INVESTMENT MANAGEMENT AMERICAS LLC

                          PERSONAL INVESTMENTS POLICY

               CITIGROUP FIRST INVESTMENT MANAGEMENT AMERICAS LLC

                          PERSONAL INVESTMENTS POLICY

                                 June 15, 2011

This Personal Investments Policy (the "Policy" or "Policies") applies to all Supervised Persons, as defined below, of Citigroup First Investment Management Americas LLC (the "Adviser"). The Adviser does not expect its personnel to be its own employees. The Adviser is an affiliate of Citigroup and expects that Adviser activities that would typically be performed by employees will be performed by employees of other Citigroup affiliates. Such employees of other Citigroup affiliates are "Supervised Persons" of the Adviser. "Supervised Person" also includes any director, officer, partner or member of the Adviser (or other persons occupying a similar status or performing similar functions); employees of the Adviser (if any); and any other person who provides advice on behalf of the Adviser and is subject to the Adviser's supervision and control. For the avoidance of doubt, depending on the circumstances, any of the following who provide services to the Adviser generally provided by the Adviser's employees may be a Supervised Person: temporary workers; consultants; independent contractors; or particular persons designated as such by the Adviser's Chief Compliance Officer.

The purpose of these Policies is to ensure that investment activities by Supervised Persons do not intentionally or inadvertently violate applicable laws and regulations, do not give the appearance of inappropriate activity or conflict of interest, and do not interfere with investment activities for corporate or fiduciary portfolios. While these Policies are designed to address both identified and potential conflicts, they cannot possibly be written broadly enough to cover all potential situations. Supervised Persons accordingly are expected to adhere not only to the letter, but also the spirit, of these Policies.

Violation of these Policies is a serious matter and can not only cause embarrassment, loss of business, fines and other legal restrictions for the Adviser but also can lead to disciplinary action for the persons involved. Failure to comply with this (or any applicable, separately maintained policies and procedures) and could result in disciplinary action, including termination of employment by the Adviser or its affiliates and/or sanctions by respective regulatory authorities.

These Policies are in addition to other applicable Citigroup policies, including without limitation the Confidential and Material Non-Public Information Policy, the Global Wall Crossing Policy and Procedures, the Citi ICG Employee Trading Policy, the Adviser's Compliance Manual and the Adviser's Code of Ethics. SUPERVISED PERSONS MUST NEVER TRADE IN A SECURITY OR COMMODITY WHILE IN
POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION ABOUT THE ISSUER OR THE MARKET FOR THOSE SECURITIES OR COMMODITIES, EVEN IF SUCH PERSON HAS SATISFIED ALL OTHER REQUIREMENTS OF THESE POLICIES.

Information concerning your personal investments will be kept confidential and used only for purposes of administering the Policy and related policies of the Adviser and its affiliates and assuring compliance with their requirements. Supervisors and other appropriate business management, legal, compliance and risk management personnel will be informed of violations of these policies.

If you have any questions regarding the application of the Policy, please contact the Chief Compliance Officer identified on Annex I.

I.         COVERAGE

         A.         COVERED ACCOUNTS

In the absence of an exception, this Policy applies to transactions in securities (as defined in Section I.D below) and related financial instruments in "Covered Accounts." A Covered Account is any account (including Individual Retirement Accounts ("IRAs") in which a Supervised Person has a financial interest or has the power, directly or indirectly, to make or influence investment decisions. Included within the definition are accounts of (i) a Supervised Person's spouse or domestic partner; (ii) a Supervised Person's minor children and any other related individuals who reside in the same house with or are financially dependent upon the Supervised Person; (iii) any other individual to whose financial support the Supervised Person materially contributes; and
(iv) any account for which a Supervised Person is the trustee or fiduciary or has power of attorney.

         B.         ACCOUNTS TO BE MAINTAINED AT CITIGROUP

Supervised Persons are required to maintain Covered Accounts at broker dealers affiliated with Citigroup. Permission to maintain an account at an unaffiliated broker dealer will be considered in cases involving: (i) accounts required to be maintained at a spouse's employer; (ii) accounts managed by professional money managers; (iii) trust and estate accounts; (iv) accounts containing non transferable proprietary products of other broker dealers, and (v) accounts the transfer of which would entail special hardship.

         C.         EXCLUDED ACCOUNTS

These policies do not apply to (i) fully discretionary or managed accounts with professional money management organizations where the Supervised Person receives portfolio transaction information not more often than monthly; (1) (ii) estate or trust accounts in which a Supervised Person has a beneficial interest but no power to affect or ability to influence investment decisions, (iii) accounts at mutual funds that hold only shares of open-end funds purchased directly from that fund company provided that the account does not by its terms allow for the execution of securities or commodities transactions; (iv) certificate of deposit, money market, savings or checking accounts at banks provided that the account does not by its terms allow for the execution of securities transactions; and (v) direct investment programs which allow the purchase of securities directly from the issuer without the intermediation of a broker-dealer provided that the timing and size of the purchases are established by a pre-arranged schedule.

------------------------------
(1) Fully discretionary brokerage accounts generally do not qualify for this exemption because confirmations are delivered promptly after the execution of each transaction. Provided that there is no communication between the broker and the Supervised Person regarding investment decisions prior to execution, however, these accounts will not be subject to pre-clearance or to the 15 day holding period. Compliance with the other rules in Section IV through VI, including the provisions of duplicate trade confirmations and account statements, is still required.

If a Supervised Person's spouse, domestic partner, adult child, or any other relative maintains an investment account and lives with the Supervised Person, the Supervised Persons may request an exemption from the Chief Compliance Officer in order to exclude the account from the Policy, provided the following conditions are met: (i) the holder has an independent source of income or assets, and (ii) the Supervised Person has no financial interest, is not a joint account holder, and has no ability to control or influence the investment decisions over the assets.

         D. SECURITIES AND RELATED FINANCIAL INSTRUMENTS

For purposes of this policy, the term "securities" includes stocks, bonds, mutual funds, sovereign debt, debentures and other evidence of indebtedness including senior debt, subordinated debt and investment contracts, commodity contracts, futures and all other derivative instruments such as options, warrants regardless of whether they are privately or publicly traded. However, certain financial instruments that do not present compliance issues are not considered to be "securities" for these purposes and are exceptions to this policy. These excluded instruments are: U.S. government and agency securities (or related derivatives), interests in 529 plans, short-term money market instruments, commodity contracts, commodity and open-end mutual funds that do not have the Adviser or an affiliate as an adviser or principal underwriter, certificates of deposit, futures on broad based stock indices, as well as trust securities that replicate broad-based stock indices (ETFs that are organized as mutual funds).

II.         BASIC RULES

         A. No transaction may be completed for a Covered Account if the Supervised Person has any material nonpublic information regarding the issuer or an affiliated issuer. Supervised Persons should refer to applicable Citigroup policies, including without limitation the Confidential and Material Non-Public Information Policy, the Global Wall Crossing Policy and Procedures, the Citi ICG Employee Trading Policy, the Adviser's Compliance Manual and the Adviser's Code of Ethics for further information about material nonpublic information and obligations in such a situation.

         B. No transaction may be completed for a Covered Account in any security that is included on a restricted list to which that Covered Account is subject. In addition, no transaction in any security may be completed for a Covered Account that (i) will violate any applicable laws or regulations, (ii) could give the appearance of inappropriate activity or a conflict of interest, or (iii) could disadvantage or interfere with investing or securities trading activities by firm or customer accounts.

                  1. Supervised Persons whose job functions relate to portfolio investment are prohibited from selling short for Covered Accounts any security or related convertible security owned by the portfolios for which they are responsible. Similarly, buying for Covered Accounts any security or related convertible security sold short by those portfolios is prohibited. Supervised Persons are also prohibited from using derivatives to effect economically equivalent transactions.

                  2. Transactions for Covered Accounts in any security at any time that transactions of any sort in the security or related convertible security are under consideration for any of the portfolios to which the Supervised Person's job function relates are strongly discouraged. Certain black-out periods during which trades in such securities are prohibited apply to Supervised Persons whose responsibilities include the management of securities investments for third parties). Those black-out periods are set forth in
                           Section IV.A. of this Policy.

         C. No short-term transaction in any security may be completed for a Covered Account. Securities may only be purchased for investment purposes, and speculative or excessive trading is discouraged.

                  1. Supervised Persons may not effect the purchase and sale, or short sale and cover, of the same or equivalent securities within 15 calendar days. Securities may be sold, or a short position covered, on the 16th day after the position was established. A hedge is the only offsetting transaction that may be effected within 15 days after the initial transaction is completed.

                  2. A shorter holding period may be allowed in unusual circumstances to avoid personal hardship with the prior written approval of the Chief Compliance Officer. An exception may be granted when the value of a Supervised Person's investment has significantly declined from the original acquisition price. However, this exception will not be granted repeatedly to permit what amounts to speculative short-term trading.

                  3. Citigroup securities received as part of a Supervised Person's compensation are exempt from the 15-day holding period. [These include CAP shares that have vested and shares received upon the exercise of options whose resale restrictions have expired. Exercises and reloads of Citigroup stock options are also exempt from the 15-day holding period].

         D.       Subject to the limitations set forth below, Supervised
                  Persons may buy or sell derivative instruments such as individual stock options, options and futures on stock indexes and options and futures on fixed income securities. Except as otherwise provided herein, these transactions must comply with the pre-clearance, 15-day holding period and other restrictions of the Policy.

                  1. Subject to the 15-day holding period, Supervised Persons may hedge a long stock position by selling calls or purchasing puts on that stock or may hedge a short stock position by purchasing calls on that stock. However, the 15-day holding period does not apply to individual stock options that are part of a hedged position where the underlying stock has been held for more than 15 days and the entire position (including the underlying security) is closed out.

                  2. Supervised Persons may buy a call option, buy a put option or sell a put option on a stock such persons do not own, but may not sell a call option without owning the underlying common stock. In addition, Supervised Persons may not effect a short (or uncovered) sale of a narrow-based stock index option. The foregoing applies to options on common stock other than Citigroup, which is governed by special rules.

         E. The Chief Compliance Officer may grant discretionary exceptions on a case-by-case basis to the general pre-clearance rule, the 15-day holding period or to other elements of this Policy if appropriate under the circumstances. Requests for and approvals of exceptions must be in writing. An approval must be received before it may be acted on.

III.         PRE-CLEARANCE RULE

         A. GENERAL RULE

                  1. Absent an exception, each transaction in any security must receive prior written approval from the Information Barrier Surveillance Group ('IBSG") and the transaction must be completed on the same day that approval was obtained. (Note that trades in options on individual stocks, including rollovers, must be pre-cleared).

                  2. Good-Till-Cancelled Orders (GTC) are permitted, and need only receive pre-approval one time provided the Supervised Person does not amend the original order. If the Supervised Person wishes to amend or cancel the GTC order, he must first receive approval from the IBSG.

                  3. In order to obtain a pre-clearance, the Supervised Person must call the IBSG at 1-866-369-2074.

                  4. The information provided by the Supervised Person must include any potential conflicts of interests together with a certification that the transaction will not interfere with the ability of the Adviser and customers to transact in the security.

         B. EXCEPTIONS TO THE PRE-CLEARANCE RULE

There are several automatic exceptions to the general pre-clearance rule for which a separate written exception from the Chief Compliance Officer is not necessary. However, compliance with the other rules in Sections IV through VI below is still required. These automatic exceptions cover the following transactions:

                  1. Transactions in closed-end mutual funds not advised by the Adviser or an affiliate. (Transactions in Citigroup Corporate Loan Fund must be pre-cleared.)

                  2. Transactions in company-sponsored stock purchase programs, rights offerings and involuntary situations (such as tendering into a merger).

                  3. Municipal and sovereign securities. (NOTE: CITIGROUP MUNICIPAL INVESTMENTS EMPLOYEES ARE REQUIRED TO PRE-CLEAR DESIGNATED TRANSACTIONS IN MUNICIPAL SECURITIES WITH THEIR BUSINESS HEAD.)

                  4. All other financial instruments excluded from the term "securities" in Section I.C above.

IV. OTHER RULES

         A.         BLACK-OUT PERIODS

Certain black-out periods apply to Supervised Persons. For one business day before or after a day on which an investment company or other account managed by the Adviser buys or sells a security, no Supervised Person of the Adviser may buy or sell the security (or a related security). For five (5) business days before or after a day on which an investment company or other account managed by the Adviser buys or sells a security, no Supervised Person of the Adviser who is a portfolio manager or trader for the account may purchase or sell the security (or a related security). Any profits realized on such a trade must be disgorged. Municipal securities are covered by this blackout requirement. Notwithstanding this general blackout requirement, transactions exempt from pre-clearance under this Policy also are exempt from this blackout requirement.

         B.         INITIAL PUBLIC OFFERINGS

Supervised  Persons  may  not  purchase  equity  securities in an Initial Public
Offering. However, the participation in an IPO of a closed-end mutual fund is permitted, subject to prior written approval from the Supervised Person's supervisor [and the Chief Compliance Officer].

         C. PRIVATE EQUITY/ LIMITED PARTNERSHIPS/ HEDGE FUNDS/ PRIVATE PLACEMENTS OR OTHER LIMITED OFFERINGS

In addition to any other clearance or approval requirements applicable to investments by Supervised Persons in private equity (both directly and indirectly through funds), limited partnerships, hedge funds or private placements or other limited offerings (i.e., offerings exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), or rule 504, 505 or 506 under such Act), any such investment requires approval from the Supervised Person's supervisor [and the Chief Compliance Officer].

V.         REPORTING PROCESS

In addition to any other reporting requirements applicable to Supervised Persons of the Adviser:

         A. Promptly upon Supervised Persons engaging in activities on behalf of the Adviser, Supervised Persons must certify in writing that they have received a copy of this Policy and have read and understood its provisions. Supervised Persons also must provide a listing of all personal holdings of securities that are subject to the pre-clearance requirements of this Policy. The form of certification, which you are required to complete and return, is attached as Exhibit A, provided that the required certification may be combined with other certifications to be provided in connection with a Supervised Person's engaging in activities on behalf of the Adviser.

         B. Supervised Persons must disclose immediately to the Chief Compliance Officer any situation that the Supervised Person believes appears to involve a violation of this Policy or of applicable regulatory requirements, or of any inquiry from any self-regulatory, regulatory or governmental agency.

VI.         TRANSACTIONS IN CITIGROUP SECURITIES

Unless a Supervised Person is a member of a designated group subject to more restrictive provisions, or is otherwise notified to the contrary, the Supervised Person may trade in Citigroup securities without restriction (other than the pre-clearance and other requirements of this policy), subject to the limitations set forth below.

         A. No Supervised Person may engage at any time in any personal transaction in Citigroup securities while in possession of material non-public information relating to Citigroup or its securities. Investments in Citigroup securities must be made with a long-term orientation rather than for speculation or for the generation of short-term trading profits, and must be held for at least 15 days. In addition, please note that Supervised Persons may not engage in any of the following transactions in Citigroup securities:

                  1.       Short sales, other than shorts against the box;

                  2. Sales of put and call options, other than selling a call to hedge a long position in deliverable Citigroup common stock;

                  3. Purchases of naked puts; (puts may be purchased to hedge a long position in deliverable Citigroup common stock);

                  4. Speculative option strategies (i.e., straddles, combinations, spreads);

                  5. [Any transactions related to the hedging of shares of restricted stock awarded under the Capital Accumulation Program ("CAP")].

         B. The number of Citigroup shares that a Supervised Person is entitled to in the Citigroup Stock Purchase Plan is not treated as a long stock position until such time as the Supervised Person has given instructions to purchase the shares of Citigroup. Thus, Supervised Persons are not permitted to use options to hedge their financial interest in the Citigroup Stock Purchase Plan.]

                                    ANNEX I

                      CHIEF COMPLIANCE OFFICER INFORMATION

         Effective April 13, 2011, the Adviser's Chief Compliance Officer is.

         Michael A. Koplowitz

The address, telephone number, fax and e-mail address of the Chief Compliance Officer appear below:

         Citi First Investment Management Americas LLC
         390 Greenwich Street
         3rd Floor
         NY, NY 10013
         Tel (212) 723-9457
         Fax (866) 285-5126
         Michael.koplowitz@citi.com

                                                                       EXHIBIT A

         CERTIFICATION OF RECEIPT OF PERSONAL INVESTMENTS POLICY

I have read the Citigroup First Investment Management Americas LLC (the "Adviser") Personal Investment Policy, dated June 15, 2011, and understand the policies and procedures set forth therein that are applicable to me as a Supervised Person of the Adviser. I pledge to adhere to and abide by these policies and procedures. I recognize that my failure to do can not only cause embarrassment, loss of business, fines and other legal restrictions for the Adviser but also can lead to disciplinary action for me, including termination of employment by the Adviser or its affiliates and/or sanctions by respective regulatory authorities.

Signature:   Date of Certification:

Print Name:________________________

Title: ____________________________

Department: _______________________

Date Activities Commenced on behalf of the Adviser: __________________________

                                                                       EXHIBIT B

               CITIGROUP FIRST INVESTMENT MANAGEMENT AMERICAS LLC
                          PERSONAL INVESTMENTS POLICY
                          COVERED ACCOUNT INFORMATION


Supervised Person Name:
                           (Print)

         No brokerage accounts described as Covered Accounts in the Personal Investments Policy of Citigroup First Investment Management Americas LLC (the "Adviser")(1) exist.

         Set forth below is a list of all my existing Covered Accounts. The list includes accounts in my name and in the names of immediate family members who live with me, as well as any other accounts that I control. Based on the policy and my agreement to comply, I:
                  agree to move the accounts to Citigroup within 60 days.
                  am seeking an exemption for the reason listed below.
                  affirm that my accounts are in house, and/or I have been granted exemption for my outside accounts.

Date:________________________________     Signature: __________________________


                         BROKERAGE ACCOUNT INFORMATION


Please complete all items listed below. Attach additional sheets if necessary.

ACCOUNT #1:

Name of Broker-Dealer: ___________            Name of Broker-Dealer: ___________


Name  of  Account: _______________            Name  of  Account: _______________

Account  Number: _________________            Account  Number: _________________

Address  of  Broker: _____________            Address  of  Broker: _____________

                     _____________                                 _____________

Telephone # of Broker:                        Telephone # of Broker:

ACCOUNT #2:

Request to maintain an investment account outside of Citigroup:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(1) Bank checking and savings accounts need not be included. See Section I of the Personal Investments Policy for a description of the Covered Accounts subject to this Form.